Exhibit 10.28

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is entered into effective as of April 9, 2025 (the “Effective Date”), by and between Mattress Liquidators, Inc., a Colorado corporation (“Lender”), ImmunogenX, LLC, a Delaware limited liability company (“Borrower”), Jack A. Syage (“Jack”), and The Jack A. Syage and Elizabeth T. Syage (the “Trust,” collectively with Jack are the “Guarantors”). Lender, Borrower, Jack, Trust and Guarantors are each a “Party,” and collectively, the “Parties.” The Parties agree and state as follows:

Recitals

WHEREAS, on October 3, 2022, Borrower’s predecessor in interest, ImmunogenX, Inc. (“IMGX-INC”), and Lender entered into that certain Credit Agreement (together with all amendments and modifications thereto, the “Credit Agreement”) whereby Lender agreed to make IMGX-INC a revolving loan in the principal amount of $6,000,000.00 (the “Loan”) in accordance with the terms therewith.

WHEREAS, on October 3, 2022, in order to secure the Loan and obligations under the Credit Agreement, IMGX-INC and Lender entered into that certain Commercial Security Agreement (the “Security Agreement”), pursuant to which IMGX-INC granted Lender a security interest in substantially all of IMGX-INC’s assets, including, without limitation, its inventory, chattel paper, accounts, equipment, furniture, and general intangibles as more specifically described therein.

WHEREAS, on October 3, 2022, in order to further secure the Loan and obligations under the Credit Agreement, IMGX-INC and Lender entered into that certain Patent and Trademark Security Agreement (the “IP Security Agreement”), pursuant to which IMGX-INC granted a security interest in all of IMGX-INC’s patents and trademarks.

WHEREAS, on October 3, 2022, as an additional inducement to Lender entering into the Credit Agreement, Syage executed that certain Unconditional Guaranty of Payment (the “Jack Guaranty”) which unconditionally guaranteed all of IMGX-INC’s obligations under the Credit Agreement and Loan.

WHEREAS, on October 3, 2022, as an additional inducement to Lender entering into the Credit Agreement, Syage Trust executed that certain Unconditional Guaranty of Payment (the “Trust Guaranty”) which unconditionally guaranteed all of IMGX-INC’s obligations under the Credit Agreement and Loan.

WHEREAS, on October 3, 2022, Lender perfected its security interest in IMGX-INC’s assets when it filed a UCC-1 Financing Statement with the Delaware Secretary of State at Filing No. 20228232555 (the “UCC-1”).

WHEREAS, on October 3, 2022, in order to further secure the Loan and obligations under the Credit Agreement, IMGX-INC and Lender entered into that certain Collateral Assignment of Exclusive Agreement and Security Agreement (the “Collateral Assignment of Exclusive Agreement”), pursuant to which IMGX-INC granted a security interest in that certain Exclusive Agreement between The Board of Trustees of the Leland Stanford Junior University and Alvine Pharmaceuticals, Inc., dated as of September 19, 2005.

WHEREAS, as a further inducement for Lender entering into the Credit Agreement, on October 1, 2022 IMGX-INC granted to Lender warrants to acquire 24,100 shares of its common stock pursuant to that certain Warrant to Purchase Common Stock of Immunogenx, Inc. (“2022 Warrant”).

WHEREAS, on October 14, 2022, Lender further perfected its security interest in IMGX-INC’s intellectual property when it filed a Notice of Recordation of Assignment Document with the U.S. Patent and Trademark Office at filing number 507545387 (the “IP Assignment”).

WHEREAS, on September 6, 2023, the Credit Agreement was modified by the parties which such modification, among other things, increased the principal amount of the Loan to $7,500,000.00 (the “First Modification”).

WHEREAS, as a further inducement for Lender entering into the First Modification, on September 6, 2023 IMGX-INC granted to Lender warrants to acquire 24,100 shares of its common stock pursuant to that certain Warrant to Purchase Common Stock of Immunogenx, Inc. (“2023 Warrant”).

WHEREAS, on March 13, 2024, the Credit Agreement was subsequently modified by the parties which such modification, among other things, increased the principal amount of the Loan to $8,212,345.17 (the “Second Modification”).

WHEREAS, after execution and delivery of the Second Modification, IMGX-INC merged with and into First Wave BioPharma, Inc., a Delaware corporation, predecessor and interest to Entero Therapeutics, Inc. (“Entero”), and as part of the merger transaction IMGX-INC merged with and into IMGX-LLC, with IMGX-LLC as the surviving entity and borrower.

WHEREAS, on March 13, 2024, IMGX-LLC joined the Credit Agreement when it executed an Assumption and Joinder Agreement (the “Assumption and Joinder”).

WHEREAS, on April 1, 2024, in order to maintain perfection of its security interest in IMGXLLC’s assets, Lender filed a UCC-1 Financing Statement with the Delaware Secretary of State at Filing No. 20242140091 (the “2024 UCC-1”).

WHEREAS, the Credit Agreement, Security Agreement, IP Security, Jack Guaranty, Trust Guaranty, UCC-1, Collateral Assignment of Exclusive Agreement, IP Assignment, First Modification, Second Modification, Assumption and Joinder, 2024 UCC-1 and any other ancillary document referenced therein or related thereto are collectively referred to herein as the “Loan Documents.”

WHEREAS, in the summer and fall of 2024, the Parties had various disputes regarding their rights, obligation and performance under the Loan Documents.

WHEREAS, on December 31, 2024, Lender filed its Verified Complaint (the “Complaint”) against Borrower and Guarantors on account of their alleged defaults under the Loan Documents in the District Court for Boulder County, Colorado (the “District Court”) styled as Mattress Liquidators, Inc. v. Syage et al., Case No. 2024CV031070 (the “District Court Action”).

WHEREAS, as of March 31, 2025, the principal amount of the obligations due and owing under the Loan Documents are in an amount not less than: $7,936,338.30 (the “Obligations”). Such amounts do not include authorized interest, attorneys’ fees and costs.

WHEREAS, in the District Court Action, the Parties have disputed each other’s claims and defenses.

WHEREAS, the Parties believe there is inherent risk in continued litigation with the issues that have arisen in the District Court Action, and that the Parties desire to settle the District Court Action by entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the Parties, each intending to be legally bound, agree as follows:

Agreement

1.            RECITALS. The Recitals set forth above are material and are hereby incorporated into, and made a part of, this Agreement by reference.

2.            AMENDED AND RESTATED LOAN DOCUMENTS. On the Effective Date, the Parties shall enter into: (a) an amended and restated Credit Agreement attached hereto as Exhibit A, (b) an amended and restated Jack Guaranty attached hereto as Exhibit B, (c) an amended and restated Trust Guaranty attached hereto as Exhibit C, (d) amended and restated Promissory Note attached hereto as Exhibit D, (e) the Spousal Waiver attached hereto as Exhibit E, (f) the Deed of Trust attached hereto as Exhibit F, (g) an amended and restated Syage Trust Subordination Agreement attached hereto as Exhibit G, and (h) an amended and restated Felker Trust Subordination Agreement attached hereto as Exhibit H, (collectively, the “Amended and Restated Loan Documents”). Further on the Effective Date, Borrower and Guarantors agree and acknowledge that the Amended and Restated Loan Documents shall be binding upon them, their predecessors, successors, assigns, members, managers, shareholders, directors, heirs and any other party or entity claiming under Borrower or Guarantors.

3.            MANDATORY PAYMENTS. On the Effective Date, Guarantors paid Lender $5,500,000.00 to be applied to the Obligations in accordance with the Amended and Restated Loan Documents. In addition to the forgoing payment, and to reimburse Lender for the attorney’s fees and costs it incurred through the date of execution of this Agreement and the Amended and Restated Loan Documents, no later than May 9, 2025: (a) Borrower shall reimburse Guarantor sixty-one thousand seven hundred eleven dollars and 50/100 ($61,711.50) for amounts previously paid to Lender no later than July 15, 2025, and (b) Guarantors shall pay Lender twenty-three thousand nine hundred ninety eight and 50/100 ($23,998.50) (collectively, the “Mandatory Payments”).

4.            RELEASE OF SECURITY INTERESTS. After Lender has received (a) the Mandatory Payments, (b) the executed amended and restated Credit Agreement attached hereto as Exhibit A, (c) the executed amended and restated Jack Guaranty attached hereto as Exhibit B, (d) the executed amended and restated Trust Guaranty attached hereto as Exhibit C, (e) the executed amended and restated Promissory Note attached hereto as Exhibit D, (f) the executed Spousal Waiver attached hereto as Exhibit E, (g) the recorded version of the Deed of Trust attached hereto as Exhibit F, (h) the executed amended and restated Syage Trust Subordination Agreement attached hereto as Exhibit G, and (i) the executed amended and restated Felker Trust Subordination Agreement attached hereto as Exhibit H, Lender authorizes Borrower to file UCC termination statements to terminate Lender’s security interest in Borrower’s personal property collateral, and any terminations with respect to the IP Assignment, in each case at Borrower’s sole cost and expense.

5.            RETENTION OF WARRANTS. For the avoidance of doubt, Borrower and Guarantors acknowledge and agree that Lender shall be entitled to retain all right, title and interest in, and to, the 2022 Warrant and 2023 Warrant, and that Lender’s rights therein shall be reserved to their fullest extent.

6.            REPRESENTATIONS AND WARRANTIES. The Parties represent and warrant as follows:

a.            They have received, or had an opportunity to receive, independent legal advice from their respective attorneys with respect to the advisability of entering into the settlement provided for herein and with respect to the advisability of executing this Agreement;

b.            They are not relying on any statements, representations, omissions, inducements, or promises of any other Party or attorney for any other Party in executing this Agreement, except as expressly stated herein;

c.            They have read and had an opportunity to review with their attorneys, and know and understand, the full contents of this Agreement and are voluntarily entering into this Agreement. The Parties expressly understand and agree that this Agreement shall be binding on them, their agents, successors, assigns, affiliated entities and heirs, and no rescission, modification, or release of them from the terms of this Agreement will be made for any mistake.

7.            DISMISSAL OF DISTRICT COURT ACTION. Within five (5) business days after Lender has received all documents identified in Section 4 of this Agreement and the Mandatory Payments, the Parties shall execute a Stipulation of Dismissal with Prejudice (the “Stipulation”) to be filed in the District Court Action. For the avoidance of doubt, the Stipulation shall not prejudice, alter or otherwise impair the Parties’ respective rights and obligations under this Agreement and the Amended and Restated Loan Documents with respect to any future events of default arising thereunder and all such rights are reserved to their fullest extent.

8.            MUTUAL COOPERATION. The Parties agree to cooperate with one another and take any steps reasonably requested of the other Party in order to execute and fulfill the intentions and transaction under this Agreement and the Amended and Restated Loan Documents.

9.            LENDER’S RELEASE OF BORROWER AND GUARANTORS. After Lender has received all documents identified in Section 4 of this Agreement and the Mandatory Payments, Lender agrees to release, remise and forever discharge Borrower and Guarantors and each of their, successors, predecessors, representatives, agents, directors, members, shareholders, attorneys, heirs and assigns from any and all claims, causes of action, manner of actions, debts, suits, rights, notes, covenants, liabilities, accounts, contracts, agreements, promises, damages, losses, attorneys’ fees, costs and expenses, and demands whether known or unknown, matured or unmatured, accrued or unaccrued, direct or indirect, suspected or unsuspected, fixed or contingent, in law or equity (collectively, the “Lender Claims”), including but not limited to any Lender Claims which could have been asserted in the District Court Action. The foregoing release shall not affect or impair, or operate as a release or abandonment of any liability, right or obligation of the Parties arising under this Agreement, the Amended and Restated Loan Documents, or any cause of action, claim or demand for breach or enforcement of this Agreement or the Amended and Restated Loan Documents.

10.         BORROWER AND GUARANTORS’ RELEASE OF LENDER. On the Effective Date, Borrower and Guarantors agree to release, remise and forever discharge Lender and its successors, predecessors, representatives, agents, directors, members, shareholders, attorneys, heirs and assigns from any and all claims, causes of action, manner of actions, debts, suits, rights, notes, covenants, liabilities, accounts, contracts, agreements, promises, damages, losses, attorneys’ fees, costs and expenses, and demands whether known or unknown, matured or unmatured, accrued or unaccrued, direct or indirect, suspected or unsuspected, fixed or contingent, in law or equity (collectively, the “B/G Claims”), including but not limited to any B/G Claims which could have been asserted in the District Court Action. The foregoing release shall not affect or impair, or operate as a release or abandonment of any liability, right or obligation of the Parties arising under this Agreement, the Amended and Restated Loan Documents, or any cause of action, claim or demand for breach or enforcement of this Agreement or the Amended and Restated Loan Documents.

11.         SPECIFICALLY ENFORCEABLE. In addition to all other available remedies, this Agreement and the Amended and Restated Loan Documents shall be specifically enforceable by any Party, and in the event of the failure of any Party or Parties to comply with the terms of this Agreement and the Amended and Restated Loan Documents, equitable and/or legal relief may be sought by the Party to the defaulting or breaching Party.

12.         ENTIRE AGREEMENT. This Agreement and the Amended and Restated Loan Documents constitute the entire agreement of the Parties and supersedes all prior agreements and undertaking, both written and oral, between the Parties with respect to the subject matter hereof.

13.         GOVERNING LAW. This Agreement and the Amended and Restated Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The Parties agree that they submit to the jurisdiction and venue of the District Court, in all respects, with regard to future disputes under this Agreement or the Amended and Restated Loan Documents. It is mutually agreed between the Parties to waive trial by jury in any action, proceeding or counterclaim brought by either Party against the other on any matter whatsoever arising out of, or in any way connected with this Agreement.

14.          AUTHORSHIP. This Agreement and the Amended and Restated Loan Documents shall be deemed to have been drafted jointly by the Parties such that no Party shall be entitled to any legal presumption in the interpretation of this Agreement and the Amended and Restated Loan Documents on the basis of authorship.

15.          NO ORAL MODIFICATION. This Agreement and the Amended and Restated Loan Documents can only be amended or modified through a written instrument signed by each of the Parties and which makes express reference of its intent to amend or modify this Agreement or the Amended and Restated Loan Documents. Without limiting the foregoing, the Parties agree that under no circumstances shall this Agreement or the Amended and Restated Loan Documents be amended or modified orally, and the Parties waive any right to rely upon or enforce any oral modification or amendment of this Agreement or the Amended and Restated Loan Documents.

16.         HEADINGS. The headings and captions used in this Agreement are for ease of reference only and shall not be construed to interpret, limit, expand, qualify or otherwise modify the substantive provisions of this Agreement.

17.         SEVERABILITY. If any term, condition, part or provision of this Agreement or the Amended and Restated Loan Documents is determined by any Court in any action to be invalid, unlawful, illegal, void or otherwise unenforceable, such offending term, condition, part or provision shall be stricken from this Agreement or the Amended and Restated Loan Document(s), as applicable, and the remaining terms, conditions, parts and provisions shall continue in full force and effect, provided, however, that the severing of the offending term, condition, part or provision does not defeat the essential purpose of this Agreement and the Amended and Restated Loan Document(s), as applicable.

18.         WAIVER OF RIGHTS, REMEDIES. The Parties agree that any failure or delay by any Party to enforce its rights or remedies under this Agreement or the Amended and Restated Loan Documents shall not constitute a waiver or modification of any such rights or remedies.

19.          AUTHORITY. Each Party signing this Agreement in a representative capacity represents and warrants that he has the subject Party’s (and the subject Party’s parent’s, subsidiary’s, division’s and affiliate’s) authority to sign, that the subject Party (and the respective subject Party’s past, present, and future directors, officers, members, managers, shareholders, agents, contractors, representatives, successors, assigns, attorneys, affiliated entities, heirs, beneficiaries, executors and personal representatives) will be bound by the signatory’s execution of this Agreement, and that the execution and delivery of this Agreement has been duly and validly authorized and approved by all requisite corporate or other required legal action. Each signatory further represents and warrants that no further action is necessary to make this Agreement and all transactions contemplated hereby valid and binding on the Parties, and that such Party does not require any third person’s consent to enter into this Agreement, including, without limitation, the consent of any spouse or partner, insurer, assignee, licensee, secured lender, or regulatory agency.

20.          NOTICES. Whenever required, the Parties shall provide notice as set forth in the Amended and Restated Loan Documents.

21.         COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement. Each person executing this Agreement on behalf of a Party represents to the other Party that such person has the full authority and legal power to do so. The Parties hereto agree that their signatures on this Agreement may be electronic or delivered electronically and each shall have the same effect as manually executed, original transmitted signatures.

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WHEREFORE, the Parties have executed this Agreement as of the date set forth below, intending they be legally bound thereby.

MATTRESS LIQUIDATORS, INC.

By:	/s/ David Dolan
Its:	David Dolan
Date:	5/6/2025

IMMUNOGENX, LLC

/s/ Richard Paolone
By:	Richard Paolone
Its:	Chief Executive Officer
Date:	5/8/2025

JACK A. SYAGE

By:	/s/ Jack A. Syage
Its:	Jack A. Syage
Date:	5/8/2025

THE JACK A. SYAGE AND ELIZABETH E. SYAGE REVOCABLE TRUST

By:	/s/ Jack A. Syage
Its:	Jack A. Syage
Date:	5/8/2025